Exhibit 10.67

Execution Version

AMENDED AND RESTATED CONTRIBUTION AGREEMENT By and Among Soluna SLC Fund I Projects Holdco, LLC, Soluna Holdings, Inc., Soluna DV Devco, LLC and Soluna DVSL ComputeCo, LLC Dated as of March 10, 2023

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EXHIBITS

Exhibit A – Form of Contribution Request

Exhibit B – Form of Administrative Services Agreement
Exhibit C – Form of Shared Facilities Agreement

SCHEDULES

Schedule 1 – Closing Consents

Schedule 2 – Insurance

Schedule 7.8 – Tax Matters

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AMENDED AND RESTATED CONTRIBUTION AGREEMENT

This AMENDED AND RESTATED CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of March ___, 2023, by and among Soluna Holdings, Inc., a Nevada corporation (“Parent”), Soluna DV Devco, LLC, a Delaware limited liability company (the “Devco”), Soluna DVSL ComputeCo, LLC, a Delaware limited liability company (“DVSL”), and Soluna SLC Fund I Projects Holdco, LLC, a Delaware limited partnership (“Spring Lane”, and together with the Parent, the Devco and DVSL, the “Parties”).

A.	The Parties entered into that certain Contribution Agreement, dated as of the Effective Date (as defined below) (the “Existing Contribution Agreement”).

B.	On the date hereof, the Parties have entered into the DVSL Operating Agreement (as defined below) and the 2023 Purchase Agreement (as defined below), and related ancillary agreements and documents, and the Parties desire to amend and restate the Existing Contribution Agreement in connection with the transactions contemplated by the foregoing agreements and documents.

NOW THEREFORE, in consideration of the agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. Terms capitalized herein other than for grammatical reasons and not otherwise defined shall have the meaning established in this Article I. Such terms not defined herein shall have the meanings established in the DVSL Operating Agreement.

“Administrative Services Agreement” means the Administrative Services Contract between the Asset Administrator and DVSL, substantially in the form attached hereto as Exhibit B or as may otherwise be reasonably acceptable to Spring Lane and Asset Administrator, and as the same may be amended or supplemented from time to time, pursuant to a written agreement specifying the terms of such amendment or supplement that are reasonably acceptable to Spring Lane.

“Affiliate” means with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person.

“Aggregate Commitment Amount” means, collectively, the Parent Commitment and Spring Lane Commitment.

“Agreement” means this Agreement, as it may be amended from time to time.

“Approved Expenses” means the documented Project Costs incurred by Devco, DVSL, or their respective Affiliates in respect of the Project prior to the Closing, in accordance with the Project Budget and Project Pro Forma in an amount not to exceed, in the aggregate, the Development Reimbursement, as set forth in the Contribution Request.

“Asset Administrator” means POCo in its capacity as the asset administrator, its successors or permitted assigns, in each case, pursuant to the Administrative Services Agreement.

“Authorized Officer” means, as to any Person, a duly appointed officer of such Person to whom authority has been duly delegated to act on behalf of and bind such Person in connection with the Transaction Documents.

“Business Day” means any day other than a Saturday, a Sunday or any day that commercial banks in New York, New York are not authorized or required to be closed.

“Capital Commitment Expiration Date” means the earlier of (i) the date that is forty-eight (48) months from the Effective Date and (ii) such earlier date as the Aggregate Commitment Amount is fully allocated to the Project or this Agreement is terminated in accordance with its terms.

“Class B Membership Interests” has the meaning established in the DVSL Operating Agreement.

“Closing” means the parties hereto and thereto have duly executed and delivered this Agreement and the other Transaction Documents and the conditions to the First Contribution have been satisfied or waived and the First Contribution has been made.

“Closing Consents” means the third party consents and approvals required to be obtained by any Transaction Party as of the Effective Date in order to enter into the Transaction Documents being executed and delivered on or prior to the Effective Date and perform its obligations thereunder, which consents are listed in Schedule 1.

“Commercial Operation” means, with respect to a Project, that the Project has commenced operating commercially in the manner intended and in accordance with the EPC Agreement.

“Completion” means, as to the Project, that (i) both Substantial Completion and Commercial Operation have occurred, (ii) all Project Documents are in full force and effect other than those that have expired in accordance with their terms, there are no outstanding defaults thereunder (or notices of default that remain uncured), and no events have occurred that, with notice and the passage of time, would constitute, defaults thereunder, and (iii) all Permits and Consents required to operate and maintain the Project have been procured and are in full force and effect.

“Contract” means any agreement, instrument, mortgage, other evidence of indebtedness, license, lease or arrangement of any kind, written or oral, by which a Person is bound under which it has rights.

“Contractor” or “EPC Contractor” means, with respect to the EPC Agreement, the Person identified as such therein, who shall initially be POCo.

“Contribution Date” has the meaning established in Section 2.4(b).

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“Contribution Request” means a written request delivered by DVSL to Parent and Spring Lane to make a Subsequent Contribution, in the form attached hereto as Exhibit A with appropriate insertions.

“Cost Overrun Contingency” means, with respect to a Project, $1,611,299.

“Defense Election” has the meaning established in Section 9.2(b).

“Development Reimbursement” means an amount not to exceed $183,135, to be paid to Devco in respect of certain Project Costs incurred by Devco prior to the Effective Date, such amount and the timing of and source of funds for any payments in respect thereof as mutually agreed upon by Spring Lane and Devco.

“DVSL” has the meaning established in the preamble.

“DVSL Interests” has the meaning established in Section 3.1(a).

“DVSL Operating Agreement” means the Third Amended and Restated Limited Liability Company Operating Agreement of DVSL, among Devco, Parent and Spring Lane, dated as of the date hereof.

“Effective Date” shall mean August 5, 2022.

“Environmental Laws” means all Laws applicable or pertaining to the regulation or protection of the environment, the health and safety of persons with respect to exposure to Hazardous Materials and all other environmental matters and shall include all orders, decrees, judgments and rulings imposed through any public or private enforcement proceedings, relating to Hazardous Materials or the existence, use, discharge, release, containment, transportation, generation, storage, management or disposal thereof, or otherwise regulating or providing for the protection of the environment.

“EPC Agreement” means, for the Project, an engineering, procurement and construction contract between the Contractor and DVSL for the construction and installation of the Project, in a form reasonably acceptable to Spring Lane, as the same may be amended or supplemented from time to time, pursuant to a written agreement specifying the terms of such amendment or supplement that are acceptable to Spring Lane.

“EPC NTP” means, with respect to the EPC Agreement, the issuance of a notice to proceed by DVSL to the EPC Contractor triggering commencement of the full scope of work under the EPC Agreement.

“Equipment” means computers, electrical infrastructure, racks, air movers, data infrastructure and other equipment required for the Completion of the Project.

“Final Completion” means, in respect of the Project, that the Contractor has satisfied all obligations under the EPC Agreement in accordance with the EPC Agreement.

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“Financing Documents” means any or all of the agreements, instruments, certificates or other documents evidencing or related to Qualifying Debt.

“First Contribution” means (i) Parent’s initial Contribution to DVSL in the aggregate amount of US$8,112,548.64, of which US$8,112,548.64 shall be deemed to be contributed to DVSL by Parent through payment of capital expenditures and development costs made on behalf of DVSL by Parent prior to the date hereof, and (ii) Spring Lane’s initial Contribution to DVSL in the aggregate amount of US$3,851,317.42.

“FPA” means the Federal Power Act, as amended, and all rules and regulations adopted thereunder.

“GAAP” means the generally accepted accounting principles in the United States of America, as then in effect.

“Governmental Authority” means, with respect to any matter, any federal, state, provincial or local government or any political subdivision thereof, taxing authority, instrumentality, regulatory body, ministry, agency, authority, department, commission, board or bureau thereof or any federal, state or local court, tribunal or arbitrator, in each case, having jurisdiction over or with respect to the applicable Person or Project, or the transactions contemplated by the Transaction Documents or the Project Documents, as applicable, or the performance thereunder of the parties thereto.

“Hazardous Materials” means any substance (i) the presence, use, handling, transport, release or disposal of which requires notification, investigation or remediation under any Environmental Laws; (ii) which is or becomes defined as a “hazardous waste”, “hazardous material”, “hazardous substance”, “toxic substance”, “pollutant”, or “contaminant”, or any similar term or designation under any Environmental Law; or (iii) consisting of gasoline, diesel fuel, motor oil, crude oil or other petroleum hydrocarbons or products or volatile organic compounds.

“Indebtedness” of any Person at any date means, without duplication, (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person under leases that are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable; (v) all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale of the same or substantially similar securities (or property); (vi) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument; (vii) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; (viii) all indebtedness of others guaranteed by such Person; and (ix) the net obligations as of the day of determination of such Person in respect of interest rate hedge agreements, commodity hedges, currency agreements or other derivative transactions.

“Indemnification Notice” has the meaning established in Section 9.2(a).

“Indemnified Claims” has the meaning established in Section 9.1(b).

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“Indemnified Costs” has the meaning established in Section 9.1(b).

“Indemnified Parties” has the meaning established in Section 9.1(b).

“Indemnifying Party” means either a Parent Indemnifying Party or an Investor Indemnifying Party.

“Independent Engineer” has the meaning established in Section 4.1(j).

“Insurance Policies” means insurance policies satisfying the requirements of Schedule 2.

“Intellectual Property” shall mean any or all of the following and all rights therein, whether arising under the laws of the United States or any other jurisdiction (i) all patents and patent applications (and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof), patent disclosures and inventions (whether patentable or not); (ii) all trade secrets, know-how and confidential and proprietary information; (iii) all copyrights and copyrightable works (including computer programs) and registrations and applications therefor and any renewals, modifications and extensions thereof; (iv) all moral and economic rights of authors and inventors, however denominated, throughout the world; (v) unregistered and registered design rights and any registrations and applications for registration thereof; (vi) trademarks, service marks, trade names, service names, brand names, trade dress, logos, slogans, corporate names, trade styles, URLs, domain names and other source or business identifiers, whether registered or not, together with all applications therefor and all extensions and renewals thereof and all goodwill associated therewith; (vii) semiconductor chip “mask” works, and registrations and applications for registration thereof, (viii) database rights; (ix) all other forms of intellectual property, including waivable or assignable rights of publicity or moral rights; (x) processes, methodologies, know how, engineering, drawings, plans and product specifications, and all other information and data relating to the Equipment, and any licenses, license agreements and applications related to any of the foregoing (xii) and any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“Internal Rate of Return” means the discount rate which makes (i) the sum of the present values of each distribution made to a Party, when discounted to their present values as of the date of each Capital Contribution made by such Party at such discount rate equal to (ii) the sum of the separate present values of each Capital Contribution made to DVSL by the applicable Party, when discounted to their present values as of the date of each applicable Capital Contribution made by such Party, using the same discount rate. The XIRR function in Microsoft Excel, U.S. English Version or any other program approved by Spring Lane shall be used to calculate IRR. The Internal Rate of Return with respect to a Party shall be deemed to include any amount paid or received by any predecessor in interest of such Party.

“Investment Package” means the material to be delivered to Spring Lane at the Closing, including the Project Budget, the Project Pro Forma, Permits, Project Documents as then in effect, the Financing Documents (if any at such time) as executed or in the forms to be executed.

“Investor Indemnified Claims” has the meaning established in Section 9.1(a).

“Investor Indemnified Costs” has the meaning established in Section 9.1(a).

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“Investor Indemnified Parties” has the meaning established in Section 9.1(a).

“Investor Indemnifying Party” has the meaning established in Section 9.1(b).

“Laws” means all laws, statutes, directives, codes, resolutions, enactments, treaties, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations and approvals in respect thereof.

“Lessor” means POCo.

“Liability” means any liability, obligation, indebtedness, cost, expense, or penalty (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any lien (statutory or otherwise), pledge, mortgage, deed of trust, security interest, charge, option, right of first refusal, right of first offer, easement, covenant, condition, restriction, declaration, servitude, transfer restriction, encumbrance, claims or other rights or interests of any kind whatsoever.

“Manager” has the meaning established in the DVSL Operating Agreement.

“Material Adverse Effect” means, (a) with respect to DVSL or Devco, a material adverse change in, or material adverse effect on the business, operations, Properties, Liabilities or financial condition of such Person; (b) a material adverse change in, or material adverse effect on (i) with respect to Devco, Parent or DVSL, the ability of such Person to perform any of its material obligations under any Transaction Document, Financing Document or Project Document to which it is a party, as the case may be; or (ii) the validity or enforceability of any Transaction Document or any Project Document; except, in each case, to the extent that such change or effect results from events or conditions affecting the economy generally (provided that such events or conditions do not affect such Person and its subsidiaries, taken as a whole, in a disproportionate manner relative to similarly situated participants in the market or markets in which such Person operates, if any similarly situated participants then exist).

“O&M Agreement” means the operations and maintenance agreement between DVSL and O&M Provider for the operation and maintenance of the Project, in a form reasonably acceptable to Spring Lane, as the same may be amended or supplemented from time to time, pursuant to a written agreement specifying the terms of such amendment or supplement that are acceptable to Spring Lane.

“O&M Provider” means POCo in its capacity as operator, or its successors or permitted assigns, in each case, pursuant to the O&M Agreement.

“Parent” means Soluna Holdings, Inc., a Nevada corporation.

“Parent Commitment” means the amount equal to (a) the total aggregate amount of Capital Contributions funded by Parent as of March 10, 2023 plus (b) US$1,500,000.

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“Parent Indemnified Claims” has the meaning established in Section 9.1(b).

“Parent Indemnified Costs” has the meaning established in Section 9.1(b).

“Parent Indemnified Parties” has the meaning established in Section 9.1(b).

“Parent Indemnifying Party” has the meaning established in Section 9.1(a).

“Parent Parties” means, individually and collectively, Parent and its wholly owned direct or indirect subsidiaries, or any of its Affiliates.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“Permit” means, with respect to DVSL, the Project or the Shared Facilities, any license, consent, permit, authorization, requirement, environmental plan, certificate, waiver, franchise, variance, order, decision, registration, ruling and other approval or permission necessary or appropriate, including as to zoning, environmental protection, sanitation, energy regulation, safety, siting or building, required to be obtained from any Governmental Authority to permit the development, construction, operation and ownership of the relevant Project.

“Permitted Indebtedness” means (i) trade or other similar Indebtedness incurred in the ordinary course of business (but not for borrowed money) that is not past due; (ii) contingent liabilities of DVSL at any time outstanding (A) for the endorsement of negotiable instruments received in the ordinary course of business; (B) required under any Permit or Project Document; (iii) under or in respect of performance bonds, letters of credit, bid bonds, appeal bonds, surety bonds, financial assurances and completion guarantees, indemnification obligations, obligations to pay insurance premiums, take or pay obligations and similar obligations, obligations arising in the ordinary course under leases, subleases and other Project Documents in each case contemplated in the Investment Package or as otherwise approved by Spring Lane; (iv) obligations arising under the Transaction Documents, and (vi) subject to the terms of this Agreement, Qualifying Debt.

“Permitted Lien” means (i) liens securing Qualifying Debt approved as provided herein or pursuant to the DVSL Operating Agreement; (ii) any liens or encumbrances provided for in the Project Documents (other than as a result of a breach thereof); (iii) liens for Taxes, impositions, assessments, fees, or other governmental charges levied, assessed or imposed that are not yet due and payable or liens for Taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP; (iv) statutory liens (including for mechanic’s or materialmen and other similar liens) for amounts that either are not yet due or such liens as are being contested in good faith for which adequate reserves have been established; (v) judgment liens during such time as the underlying judgment is being duly contested by appropriate measures for which adequate reserves or other security reasonably satisfactory to Spring Lane have been established; (vi) other encumbrances disclosed in the Investment Package; and (vii) minor defects, utility easements and rights-of-way, restrictive covenants and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions or minor imperfections in title that are not material to DVSL or the Project or the operation of its respective businesses.

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“Person” means any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

“POCo” means Soluna DV Services Co LLC, a Nevada limited liability company.

“Project” means the variable data center engaged in cryptocurrency, batch processing or other non crypto related activities, to be owned by DVSL that will be located in Briscoe County, Texas at the location more specifically described in the Sublease including, without limitation, the development, design, engineering, permitting, procurement, construction, civil works, installation, integration, commissioning, start-up, testing, completion, financing, operation and maintenance of the same, and any activities similar to any of the foregoing. For the avoidance of doubt, the Project shall not include the Shared Facilities.

“Project Budget” means, for the Project and the Shared Facilities, a budget delivered with the Investment Package that shows all Project Costs on a line item basis anticipated to be incurred through Final Completion of the Project, together with a balanced statement of uses and anticipated sources of funds, consistent with the Project Pro Forma.

“Project Costs” means, for the Project and the Shared Facilities, as applicable and without duplication, all (i) amounts payable by DVSL under the EPC Agreement; (ii) the amounts payable by DVSL under the EPC Agreement (Shared Facilities); (iii) amounts payable by DVSL pursuant to the Sublease and Sublease (Shared Facilities) during construction of the Project and any other real estate rights necessary for the development, construction, installation, commissioning, start up and testing of the Project or the Shared Facilities; (iv) insurance costs (without duplication) incurred by DVSL related to the design, development, construction, commissioning, start-up, testing and ownership of the Project; (v) all taxes, assessments or charges payable under applicable Law by DVSL with respect to the construction, installation, and commissioning of the Project; (vi) out-of-pocket costs incurred and payable by DVSL in respect of professional advisors (including legal counsel), consultants and other experts or otherwise in connection with the design, development, financing, construction, installation and commissioning of the Project; (vii) all amounts payable by DVSL pursuant to the Shared Facilities Agreement and any Project Document (Shared Facilities); and (viii) all other out-of-pocket costs directly relating to the development, engineering, financing, procurement, construction, permitting, installation, start-up, testing and commissioning of the Project. For the avoidance of doubt, Project Costs include Approved Expenses and any Cost Overrun Contingency Contributions, except as otherwise specified herein, but do not include Spring Lane’s due diligence costs.

“Project Documents” means, collectively, the Project Documents (Shared Facilities) and the Project Documents (DVSL).

“Project Documents (Shared Facilities)” means the Shared Facilities Agreement, the Administrative Services Contract (Shared Facilities) (or defined in the Shared Facilities Agreement), the EPC Agreement (Shared Facilities) (as defined in the Shared Facilities Agreement), the O&M Contract (Shared Facilities) (as defined in the Shared Facilities Agreement), the Sublease (Shared Facilities), and each other agreement (if any) required for the ownership, development, engineering, procurement, financing, construction, operation and maintenance of the Shared Facilities.

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“Project Documents (DVSL)” means the EPC Agreement, the Sublease, the O&M Agreement and, as specified herein or in the Investment Package, each other agreement required for the ownership, development, engineering, procurement, financing, construction, operation and maintenance of the Project (excluding, for the avoidance of doubt, the Shared Facilities), including agreements or other documents covering or otherwise evidencing arrangements with third party developers, engineering, procurement, construction, installation, operation and maintenance, real property rights, and related third party consents and acknowledgements, Permitted Indebtedness, and Permitted Liens. Each Project Document as referred to herein shall mean the Project Document as in effect as of the applicable time.

“Project Pro Forma” means a financial model agreed to by Parent and Spring Lane showing the economic results that Parent expects from ownership of DVSL over a period of seven (7) years, which shall include the costs of the Shared Facilities.

“Project Schedule” means a reasonably detailed development, construction, and commissioning schedule for the Project and the Shared Facilities (which shall include a critical path schedule and all key project milestones), and related milestone payment dates under the applicable Project Document.

“Project Site” means the site on which the Project will be constructed and operated, the Shared Facilities and the premises under the Sublease.

“Property” means any interest in any kind of property or asset, whether real property, personal property, tangible or intangible, including Permits, Intellectual Property and Contracts.

“Property Rights” means, as to DVSL, its rights in and to Property.

“Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance as are (i) used to own, manage, operate and maintain variable data centers and/or crypto-mining centers of the type that are similar to the Project, safely, reliably and efficiently and in compliance with applicable Laws, manufacturers’ warranties and manufacturers’ recommendations; and (ii) are consistent with the exercise of the reasonable judgment, skill, diligence, foresight and care in order to efficiently accomplish the desired result consistent with manufacturers’ warranties, manufacturers’ recommendations and the Project Documents, in each case, taking into account the location of the Project, including climatic, environmental and general conditions. “Prudent Industry Practices” are not intended to be limited to a single practice or method to the exclusion of others, but may encompass a range of practices or methods generally accepted or approved by a significant portion of the power generation industry as reasonably applied to the Project during the relevant time period as good, safe and prudent practices in connection with the design, engineering, construction, operation, maintenance, repair and use of such facility, with commensurate standards of safety, performance, dependability, efficiency and economy.

“PUHCA” means the Public Utility Holding Company Act of 2005, and all rules and regulations adopted thereunder.

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“Qualifying Debt” means one or more secured or unsecured loan or credit facilities pursuant to which DVSL incurs debt to finance the development and construction of the Project having terms reasonably acceptable to Spring Lane.

“Real Property Interests” means all real property interests held by DVSL in connection with the Project, whether such Person owns a fee interest or holds a leasehold interest as a tenant, an easement right as an easement holder, an option, or a license right as a licensee or otherwise occupies or has interests in real property.

“Shared Facilities” has the meaning established in the Shared Facilities Agreement.

“Shared Facilities Agreement” means the Co-Tenancy and Shared Facilities Agreement by and among DVSL, POCo and the other computing companies having projects adjacent to the Project and sharing the Shared Facilities with DVSL, in substantially the form attached hereto as Exhibit C, as the same may be amended or supplemented from time to time, pursuant to a written agreement specifying the terms of such amendment or supplement that are acceptable to Spring Lane.

“Shared Premises” has the meaning established in the Shared Facilities Agreement.

“Spring Lane” has the meaning established in the preamble.

“Spring Lane Commitment” means the amount equal to (a) the total aggregate amount of Capital Contributions funded by Spring Lane as of March 10, 2023 plus (b) US$3,000,000.

“Sublease” means the Sublease Agreement pursuant to which Lessor has granted to DVSL an undivided sub-leasehold interest in the Project Site, as the same may be amended or supplemented from time to time, pursuant to a written agreement specifying the terms of such amendment or supplement that are acceptable to Spring Lane.

“Sublease (Shared Facilities)” means those provisions in the Shared Facilities Agreement pursuant to which Lessor has granted to DVSL and other computing companies an Undivided Interest in the Shared Premises, as the same may be amended or supplemented from time to time, pursuant to a written agreement specifying the terms of such amendment or supplement that are acceptable to Spring Lane.

“Subsequent Contribution” means a capital contribution other than the First Contribution made by Spring Lane or Parent to DVSL in accordance with this Agreement.

“Substantial Completion” means substantial completion or similar term under the EPC Agreement.

“Target Return” means an amount where the cash distributed to a Class B Member (including any Tax Distributions) equals a eighteen percent (18%) Internal Rate of Return on the Capital Contributions made such Class B Member as of the date of determination, as calculated consistent with the Project Pro Forma.

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“Tax” means all taxes, charges, fees and levies imposed under applicable Law by any Governmental Authority, including any gross or net income, gross receipts, capital gains, franchise, premium, profits, sales, use, value-added, transfer, employment or payroll, ad valorem, environmental, excise, license, occupation, real or personal property, intangible property, minimum, alternative minimum, severance, stamp, withholding, or windfall profits tax, custom, duty or other charge, fee or tax, together with any interest, charge, penalty, addition to tax or additional amount related thereto.

“Third Party Claim” means any claim, action, cause of action or suit, litigation, controversy, assessment, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding initiated by any Person other than a party to this Agreement or any Affiliate of a party to this Agreement, including by or before any Governmental Authority.

“Transaction Documents” means collectively this Agreement, the DVSL Operating Agreement, the Project Documents, the Financing Documents, and the other documents, instruments, or certificates relating to or delivered under this Agreement at the Closing.

“Transaction Party” means any or all of Devco, DVSL, and each other Affiliate of Devco that is party to a Transaction Document.

Section 1.2 Interpretation.

(a) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, financial and accounting terms not defined in this Agreement or in any such certificate or other document, and financial and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of financial and accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

(b) This Agreement is the result of the joint efforts of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there is to be no construction against either party based on any presumption of that party’s involvement in the drafting hereof. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder and such laws and regulations as amended from time to time, unless the context requires otherwise. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders and the terms “include,” “includes” and “including” shall be inclusive and not exclusive and shall be deemed to be followed by the following phrase “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder,” “herewith” and similar terms refer to this Agreement as a whole (including the schedules and exhibits to this Agreement) and references herein to Sections, Articles, Schedules or Exhibits refer to the applicable sections, articles, schedules or exhibits of this Agreement; the words “or” and “any” are not exclusive and shall be interpreted to mean “and/or” and “any and all”, respectively. All references to “dollars” or “$” are to United States dollars.

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(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(d) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as amended, restated, supplemented or otherwise modified from time to time, and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

(e) Any references to a Person are also to its successors and permitted assigns.

ARTICLE II
CLOSING; INVESTMENT IN DVSL

Section 2.1 Agreement to Invest; Capital Commitment. Subject to the terms and conditions of this Agreement and the DVSL Operating Agreement, Spring Lane will make Capital Contributions to DVSL in an aggregate amount up to the Spring Lane Commitment, and the Parent will make Capital Contributions to DVSL in an aggregate amount up to the Parent Commitment.

Section 2.2 Capital Contributions.

(a) On the Effective Date, the Parent and Spring Lane made the First Contribution, and DVSL issued (i) to Devco 100% of the Class A Membership Interests, (ii) to Spring Lane 32.2% of the Class B Membership Interests and admit Spring Lane as a Class B Member of DVSL, and (iii) to the Parent 67.8% of the Class B Membership Interests and admit Parent as a Class B Member of DVSL, and subsequently, but prior to February 10, 2023, the Parent and Spring Lane made Subsequent Contributions in accordance with the terms of the Existing Contribution Agreement.

(b) On February 10, 2023, 3,554,068 additional Class B Membership Interests were issued to Spring Lane in exchange for an additional Capital Contribution made by Spring Lane in the amount of $1,186,676 paid by Spring Lane as specified in the Contribution Request dated February 10, 2023, and immediately after the closing of such transaction, Spring Lane held 37.9% of the Class B Membership Interests and Parent held 62.1% of the Class B Membership Interests.

(c) On March 3, 2023, 4,126,023 additional Class B Membership Interests were issued to Spring Lane in exchange for an additional Capital Contribution made by Spring Lane in the amount of $1,500,000 paid by Spring Lane as specified in the Contribution Request dated March 3, 2023, and immediately after the closing of such transaction, Spring Lane held 43.39% of the Class B Membership Interests and Parent held 56.61% of the Class B Membership Interests.

(d) On March 10, 2023, Soluna sold and transferred to Spring Lane, and Spring Lane purchased and accepted from Soluna, 19,539,897 Class B Membership Interests for an aggregate purchase price of $7,500,000 in accordance with the terms and conditions of that certain Purchase and Sale Agreement dated as of March 10, 2023 (the “2023 Purchase Agreement”), and immediately after the closing of such transaction, Spring Lane held 85.4% of the Class B Membership Interests and Parent held 14.6% of the Class B Membership Interests.

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(e) For each Subsequent Contribution, DVSL shall, in accordance with the terms of the DVSL Operating Agreement, submit to the Parent and Spring Lane a fully completed Contribution Request not less than five (5) Business Days prior to the proposed date therefor, unless such requirement is waived by Spring Lane. In the event that Parent does not satisfy in full its obligation to make any Capital Contribution, Spring Lane may elect to make an additional Capital Contribution in the amount of such short fall and such contribution shall constitute a Capital Contribution under the DVSL Operating Agreement.

(f) At such time as the conditions thereto have been satisfied or waived as provided in Section 4.2, the Parent and Spring Lane shall make each Subsequent Contribution.

(g) The proceeds of each Subsequent Contribution shall be applied to pay Project Costs of the Project in accordance with the Project Budget. Subsequent Contributions shall be made to pay Project Costs then due and payable based on the terms of the EPC Agreement, Project Budget and Project Schedule.

(h) The Parent and Spring Lane shall have no obligation to make any Subsequent Contribution if the conditions to such Subsequent Contribution are not satisfied or waived on or prior to the Capital Commitment Expiration Date; provided, that the Parent and Spring Lane shall make Subsequent Contributions at such times following the Capital Commitment Expiration Date if the conditions to such Subsequent Contributions are satisfied and the Contribution Request was received prior to the Capital Commitment Expiration Date, and the Contribution Request provides for Subsequent Contributions to be made after the Capital Commitment Expiration Date.

(i) Unless otherwise agreed upon in writing by the Parent and Spring Lane, each Capital Contribution (including any Subsequent Contribution) shall be made on a pro rata basis in proportion to the amount of Class B Membership Interests held by Parent and Spring Lane at the time of any such Capital Contribution. Notwithstanding the forgoing, the Parties agree that all Project Costs due and payable from and after January 1, 2023 that are funded by Capital Contributions shall be funded as if Parent owns 14.6% of the Class B Membership Interests and Spring Lane owns 85.4% of the Class B Membership Interests.

Section 2.3 Tax Characterization.

(a) Prior to the Effective Date, DVSL was treated as an entity that is disregarded as separate from Devco for federal income Tax purposes.

(b) On the Effective Date, (i) Parent and Spring Lane made their share of the First Contribution to DVSL for their Class B Membership Interests as a capital contribution for purposes of Section 721 of the Code, (ii) Devco made its share of the First Contribution to DVSL for the Class A Membership Interests, and was deemed to contribute assets of Devco immediately prior to the contributions described in clause (i), as a capital contribution for purposes of Section 721 of the Code, and (iii) DVSL became a partnership for federal income tax purposes.

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(c) On the date of each Subsequent Contribution, Parent and Spring Lane shall make a Subsequent Contribution to DVSL as a capital contribution for purposes of Section 721 of the Code.

Section 2.4 Closing; Fundings.

(a) The Closing and the making of each Subsequent Contribution shall take place by the electronic delivery of the applicable duly executed documents on the date on which all of the applicable conditions in Section 4.1 or Section 4.2, as applicable, have been satisfied (or waived as provided therein) or at such other time as the Parties may agree in writing.

(b) Each of the documents and other deliverables to be delivered and the actions to be taken pursuant to Section 4.1 or Section 4.2 in respect of the First Contribution and each Subsequent Contribution shall be deemed to be delivered or to have occurred simultaneously, and no such document or deliverable or action shall be of any force or effect (and to the extent delivered shall be deemed to be held in escrow) until all such documents are delivered and actions are taken and the applicable funds have been delivered by the relevant Party, at which time the respective First Contribution or Subsequent Contribution shall be deemed to occur (each such date, a “Contribution Date”).

ARTICLE III
THE PROJECT; PROJECT DEVELOPMENT AND FINANCING

Section 3.1 The Project Company.

(a) As of the Closing, DVSL shall be owned by the Parties in accordance with the DVSL Operating Agreement, and the Project shall be wholly owned by DVSL. The Project, the Project Documents, Permits, Financing Agreements (if any), the Shared Facilities and any assets, equipment, parts, interests or other property (tangible or intangible) related to the Project shall be and at all times shall have been the sole assets of DVSL.

(b) The capital necessary for the construction and completion of the Project (or the reimbursement thereof as Approved Expenses) will be, or shall have been, provided by the Parties holding Class B Membership Interests through one or more equity investments (the “Equity Investment(s)”), as determined by Spring Lane and the Parent, in each case, subject to the terms of this Agreement, including Article IV hereof.

(c) In the event that DVSL intends to co-own certain facilities with any computing company owning an adjacent Project, then, subject to the approval of Spring Lane, DVSL and each such other computing company shall enter into a Shared Facilities Agreement.

Section 3.2 Project Financing.

(a) If necessary and specified in the Investment Package, DVSL and Devco shall use commercially reasonable efforts to secure Qualifying Debt for the Project, and the Parent and Spring Lane will cooperate with the Devco to assist the Devco and DVSL in obtaining such Qualifying Debt, including by timely providing diligence information reasonably requested by the lenders. For the avoidance of doubt, none of Spring Lane, Parent or any Parent Party shall have any obligation hereunder to make any further investment or contribution, incur any additional cost or liability, or provide any type of credit support in connection with Qualifying Debt (other than to make Subsequent Contributions as provided herein).

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(b) DVSL shall deliver to Parent and Spring Lane copies of all drafts of the Financing Documents for the Project exchanged between DVSL and the lenders, and shall keep Parent and Spring Lane reasonably and timely informed of the progress of the Financing Documents.

Section 3.3 Project Development.

(a) Devco will use commercially reasonable efforts to develop the Project and the Shared Facilities in accordance with the Project Schedule, the Project Budget, this Agreement, applicable Law, all Permits and Consents, and Prudent Industry Practices.

(b) If the Project or Shared Facilities fails to reach Completion by the Capital Commitment Expiration Date, then any related damages payable by any Person in respect thereof, any proceeds from any insurance settlement, any indemnity payment, or any other amounts received by DVSL, Devco, any Affiliate of Devco or DVSL shall be repaid to Parent and Spring Lane as a return of its capital contributed in respect of the Project until fully repaid, subject only to any prior right to such amounts specified in the Financing Documents. If the failure of the Project to reach Completion results from any event not excused under the applicable EPC Agreement, then Spring Lane shall have no further obligation to make any Subsequent Contributions. In such event, Parent and Spring Lane, each in its sole discretion, may by notice to DVSL (i) suspend or terminate its obligation to make any Subsequent Contributions as to the Project, or (ii) suspend or terminate the Parent Commitment or Spring Lane Commitment, respectively. During the pendency of any suspension, Parent and Spring Lane shall conduct due diligence to determine the cause of such failure and shall notify DVSL as soon as practicable whether it will resume making Subsequent Contributions or terminate the Investment Commitment. No suspension shall exceed ninety (90) days.

Section 3.4 Cost Overruns. Project Costs that exceed the Project Budget and that are not payable by a third party (including the EPC Contractor, or its surety or insurer) or are not the obligation of the Contractor shall be paid first by Qualifying Debt to the extent available and thereafter by Parties holding Class B Membership Interests on a pro rata basis as a Subsequent Contribution of the required amount up to the Cost Overrun Contingency, to which only the conditions in Section 4.3 shall apply. The Parties shall not be obligated to fund any Project Costs overruns in excess of the Qualifying Debt available therefor plus the Cost Overrun Contingency unless otherwise agreed upon by the Parties in writing.

ARTICLE IV
CONDITIONS TO CLOSING AND FUNDINGS

Section 4.1 Closing Conditions. The obligation of Parent and Spring Lane to make the First Contribution is subject to the satisfaction by Devco and/or DVSL, as the case may be, or waiver, with respect to its own funding obligation, by Parent or Spring Lane, as applicable, as of the Effective Date, of each of the following conditions:

(a) Performance by Devco. Devco and DVSL is each in compliance in all material respects with all agreements, obligations and conditions required to be performed or complied with by it on or before the Effective Date.

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(b) Delivery of Transaction Documents. DVSL, Devco or the applicable Affiliate of Devco or DVSL shall have duly executed and delivered each of the Transaction Documents to which it is party, which shall be in full force and effect as of the Closing.

(c) Delivery of Financial Statements. Parent shall have delivered to Spring Lane, Parent’s annual financial statements (audited if available) for at least the immediately preceding year, accompanied by a certificate from an Authorized Officer of Parent stating that no material adverse change in the assets, liabilities, operations or financial condition of Parent and its subsidiaries (taken as a whole) has occurred since the date of such financial statements, and that such financial statements fairly present in all material respects the consolidated financial condition of Parent, in accordance with GAAP consistently applied, as at the respective dates of such financial statements (subject to normal year-end adjustments and the absence of footnotes).

(d) Consents and Approvals.

(i) Each of Devco and DVSL shall have obtained fully executed Closing Consents, each of which shall be in full force and effect, and copies of which shall have been delivered to Parent and Spring Lane.

(ii) Each of the Transaction Parties other than Devco and DVSL shall have obtained all approvals, consents and qualifications necessary to execute, deliver and perform the Transaction Documents to which it is party.

(e) Devco Officer’s Certificate. An Authorized Officer of Devco shall have delivered to Parent and Spring Lane a certificate dated as of the Effective Date (i) certifying that all of the conditions set forth in this Section 4.1 have been satisfied; (ii) attaching the resolutions of the members of Devco approving the execution, delivery and performance of the Transaction Documents to which Devco is a party and certifying that such resolutions are in full force and effect; (iii) certifying as to the incumbency and specimen signatures of the Persons executing the Transaction Documents; and (iv) attaching certificates of formation and good standing of Devco and each other Transaction Party, certified as of a recent date by applicable Governmental Authority.

(f) DVSL Certificate. An Authorized Officer of DVSL shall have delivered to Spring Lane a certificate dated as of the Effective Date (i) certifying and attaching the resolutions of DVSL approving the execution, delivery and performance of the Transaction Documents to which DVSL is a party and certifying that such resolutions are in full force and effect; (ii) certifying as to the incumbency and specimen signatures of the Persons executing such Transaction Documents on behalf of DVSL; and (iii) attaching the certificate of formation and certificate of good standing of DVSL, certified as of a recent date by the applicable Governmental Authority.

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(g) Representations and Warranties. As of the Closing, the representations and warranties made herein and in the other Transaction Documents by each of the Transaction Parties party to any Transaction Document are true and complete in all material respects, except that such representations and warranties that are qualified with reference to materiality are true and complete in all respects, any representations made as of a specific date shall be true and correct as of such date and, with respect to any projections, the projections were prepared in good faith and based on estimates which such party believes were reasonable when made and as of the Effective Date.

(h) FIRPTA. Soluna Computing, Inc., as sole owner of Devco immediately prior to the First Contributions, has delivered a certificate of non-foreign status satisfying the requirements under Treasury Regulations Section 1.1445-2(b) and reasonably satisfactory to Spring Lane, certifying that Soluna Computing, Inc. is not a foreign person.

(i) Permits. The Project or DVSL shall have (i) obtained all Permits applicable to it and required to be in effect as of the Closing, or has reasonably demonstrated that it can acquire such Permits within a reasonable time after the Closing to Spring Lane’s reasonable satisfaction; (ii) timely and completely made all filings required as of such date in respect of each such Permit, except to the extent that failure to make such filings could not be reasonably likely to result in a Material Adverse Effect and shall have made available to Spring Lane copies of such filings; (iii) each such Permit shall be in full force and effect as of the Effective Date, except to the extent that failure to be in full force and effect could not be reasonably likely to result in a Material Adverse Effect; in each case except for any Permit that is (x) not then required for the construction of the Project or otherwise and (y) that Devco expects to be timely obtained in the ordinary course consistent with the Project Schedule.

(j) Independent Engineer Review. Spring Lane shall have received a report of an independent engineer selected by Spring Lane (the “Independent Engineer”) for the Project that confirms that the construction of the Project is capable of being accomplished in accordance with the EPC Agreement, the Project Budget and the Project Schedule, and that sufficient funds are available from the Aggregate Contribution Amount and the Qualifying Debt to achieve Completion. Spring Lane shall consult with Parent on the selection of the Independent Engineer.

(k) Insurance. Spring Lane shall have received copies of insurance certificates evidencing that the insurance policies in Schedule 2 and as otherwise required by the Project Documents and the Financing Documents are in effect and fully paid.

(l) Site Plans; Design. Devco shall have delivered to Spring Lane true and complete copies of the site plans and project designs for the Project approved as required by Governmental Authorities having jurisdiction over the applicable Project.

(m) Third Party Reports. Spring Lane shall have received a Phase 1 environmental report for such Project prepared by a nationally recognized environmental consultant or another environmental consultant reasonably approved by Spring Lane, which shall be in form and substance reasonably satisfactory to Spring Lane dated within 180 days of the Closing and in accordance with ASTM International Standard E1527-13 or its successor.

(n) Investment Package. As of each Contribution Date, the information contained in the Investment Package shall (i) be true, correct and complete in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) demonstrate that the Project is reasonably likely to meet the Target Return set out in the Investment Package and approved by Spring Lane.

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Section 4.2 Conditions to Each Subsequent Contribution. The obligation of Parent and Spring Lane to make a Subsequent Contribution is subject to the satisfaction or waiver, with respect to its own obligation to make a Subsequent Contribution, by Parent or Spring Lane, as applicable, as of the applicable Contribution Date, of each of the following conditions; provided that, a waiver by Spring Lane of a condition to make a Subsequent Contribution hereunder that was, or is, caused by, or is a direct or indirect result of, any action or inaction by Parent or Devco shall also be deemed to be the waiver of Parent of such condition to making such Subsequent Contribution hereunder:

(a) Performance by Devco. Devco and DVSL each are in compliance in all material respects with all agreements, obligations and conditions required to be performed or complied with by it on or before the Contribution Date.

(b) Contribution Request. DVSL shall have timely delivered to Parent and Spring Lane a duly executed and completed Contribution Request as to the Subsequent Contribution (including copies of all supporting invoices, documentation evidencing amounts due thereunder and lien waivers required to be delivered under the EPC Agreement) in accordance with Section 2.2(e), which shall have been reasonably approved Spring Lane.

(c) Liquidity. Parent shall have demonstrated to Spring Lane’s reasonable satisfaction (which evidence may include the delivery of financial statements) that Parent has, as of the relevant Contribution Date, available cash, cash equivalents, projected distributions from subsidiaries (derived from revenues of such subsidiaries payable under binding and effective contracts), binding contracted cash flow of the Parent, or binding, non-contingent commitments to subscribe for equity in Parent (collectively, “Available Liquidity”), sufficient to meet Parent’s operating expenses when and as they come due, including any reasonably foreseeable cost overruns to be borne by Parent in accordance with Section 3.4, and shall have delivered to Spring Lane reasonable evidence of such Available Liquidity, which may include copies of its most recent financial statements accompanied by a reconciliation to the applicable consolidated budget.

(d) Project Documents. All Project Documents (A) shall be in full force and effect, (B) shall have no continuing event of default thereunder (and no event shall have occurred that, with notice or the passage of time, shall constitute an event of default thereunder), and (C) shall not have been amended in any material respect without the prior written approval of Spring Lane, which approval shall not be unreasonably withheld, conditioned or delayed and shall not have been amended in any manner which could reasonably be expected to adversely affect the Project Budget, the Project Pro Forma or the Project Schedule, in each case, without the prior written approval of Spring Lane.

(e) Financing Documents. Devco or DVSL shall have delivered to Spring Lane, true and complete copies of applicable the Financing Documents, if any, in the forms as approved by Spring Lane (such approval not to be unreasonably withheld, conditioned or delayed provided that the terms are consistent with those set out in the Investment Package and that certain Bilateral Master Contribution Agreement, dated as of May 3, 2022), which shall be in full force and effect, all conditions to the initial construction funding thereunder shall have been satisfied (other than the making of the Subsequent Contribution), and no default or event of default thereunder shall have occurred and be continuing (and no event shall have occurred that, with notice or the passage of time, shall constitute an event of default thereunder).

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(f) Representations and Warranties. The representations and warranties made by DVSL and Devco herein and in all other Transaction Documents shall be true and complete in all material respects as if made as of the applicable Contribution Date, except that (i) any such representations and warranties that are qualified by reference to materiality shall be true and complete in all respects, (ii) any representations made as of a specific date shall be true and correct as of such date, and (iii) neither Devco nor DVSL makes any representation with respect to any projections, other than that the projections were prepared in good faith and based on estimates which such party believes were reasonable when made and as of the applicable Contribution Date.

(g) No Material Change. There shall not have occurred and Devco or DVSL shall have no knowledge of any event, circumstance, condition or information that could be reasonably likely to materially adversely affect the accuracy or completeness of the information included in the Investment Package for the Project in respect of which the requested Subsequent Contribution is to be made, other than any such events, circumstances, conditions or information as are reasonably acceptable to Parent and Spring Lane, provided that they have been previously disclosed in writing to Parent and Spring Lane.

(h) No Litigation or Proceeding. No action or proceeding shall have been instituted or threatened (with a reasonable basis therefor) in writing by any Governmental Authority or any other Person whatsoever by or against DVSL, the Parent, Devco or the Project, or any counterparty to a Project Document, in each case that seeks to or could reasonably impair, restrain, prohibit or invalidate the transactions contemplated by this Agreement, the other Transaction Documents, the Project Documents or the Financing Documents, or that could otherwise reasonably be expected to result in a Material Adverse Effect.

(i) No Default. No material breach and no material default shall have occurred and be continuing as to DVSL, Devco or Parent under any of the Transaction Documents, Project Documents or Financing Documents, except to the extent resulting from any action or inaction of Spring Lane in violation of the Transaction Documents.

(j) Permits. The Project or DVSL shall have (i) obtained all Permits applicable to it and required to be in effect as of the Contribution Date; (ii) timely and completely made all filings required as of such date in respect of each such Permit, and shall have made available to Spring Lane copies of such filings; (iii) each such Permit shall be in full force and effect as of the Contribution Date; in each case except for any Permit that is (x) not then required for the construction of the Project or otherwise and (y) that Devco expects to be timely obtained in the ordinary course consistent with the Project Schedule.

(k) MAE. No event or circumstance has occurred and is continuing that has resulted in or would reasonably be expected to result in a Material Adverse Effect as to the Project.

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(l) Certificates. An Authorized Officer of Devco shall have delivered to Parent, Spring Lane a certificate, dated as of the applicable Contribution Date, certifying (in the case of DVSL) that all of the conditions to the applicable Subsequent Contribution specified in this Section 4.2 are duly satisfied as of such date, and an Authorized Officer of Devco shall have delivered to Spring Lane a certificate dated as of the applicable Contribution Date, certifying that all representations of Devco made herein are true and complete in all respects except that (i) any such representations and warranties that are qualified by reference to materiality shall be true and complete in all respects, (ii) any representations made as of a specific date shall be true and correct as of such date, and (iii) Devco does not make any representation with respect to any projections, other than that the projections were prepared in good faith and based on estimates which Devco believes were reasonable when made and as of the applicable Contribution Date.

(m) Investment Package. As of each Contribution Date, the information contained in the Investment Package shall (i) be true, correct and complete in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) demonstrate that the Project is reasonably likely to meet the Target Return set out in the Investment Package and approved by Spring Lane.

(n) Parent Contribution. Spring Lane shall not be obligated to make a Subsequent Contribution until Parent has made all required Contributions set forth in all Contribution Requests, including the Contribution Request for which this condition to make a Subsequent Contribution relates, on a pro rata basis calculated based on the amount of Class B Membership Interests held by Parent and Spring Lane.

Section 4.3 Cost Overruns Funding. The obligation of Parent and Spring Lane to make a Subsequent Contribution in respect of any Cost Overrun Contingency amount as provided in Section 3.4 shall be subject to the satisfaction by Devco or DVSL, or waiver, with respect to its own funding obligation, by each of Parent or Spring Lane, as applicable, with respect to its own obligations to make a Subsequent Contribution, as of the applicable Contribution Date, of each of the following conditions; provided that, a waiver by Spring Lane of a condition to make a Subsequent Contribution hereunder that was, or is, caused by, or is a direct or indirect result of, any action or inaction by Parent or Devco shall also be deemed to be the waiver of Parent of such condition to making such Subsequent Contribution hereunder:

(a) Contribution Request. DVSL shall have timely delivered to Parent and Spring Lane a duly executed and completed Contribution Request as to the Subsequent Contribution (which Contribution Request appends copies of all supporting invoices, documentation evidencing amounts due thereunder and lien waivers as required to be delivered under the EPC Agreement) in accordance with Section 2.2(e).

(b) Updates. Devco or DVSL shall have delivered to Spring Lane an updated Project Schedule, Project Budget and Project Pro Forma reflecting the increased Project Costs.

(c) Construction Report. Devco shall have delivered to Spring Lane a construction report explaining the reason for the cost overruns, including copies of any change orders made under the EPC Agreement, and evidence reasonably satisfactory to Spring Lane that demonstrates that the Project is capable of achieving Completion in accordance with the Project Schedule, the EPC Agreement, and the Financing Documents.

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(d) No Liens. The Project shall not be subject to any Liens other than Permitted Liens.

(e) Insurance. Devco shall have delivered to Spring Lane copies of insurance certificates evidencing that the insurance policies are in effect and fully paid.

(f) No Default. No default by Devco or DVSL shall then be continuing under the applicable Financing Documents or by any party under any Project Document (and no event shall have occurred that, with notice or the passage of time, shall constitute an event of default thereunder) except in the case that either (i) if Devco or DVSL is in default under a Financing Document or Project Document, the payment of the Cost Overrun Contingency (or applicable portion thereof) is sufficient to cure such default, or (ii) if a counterparty is in default under any Project Document, in connection with the payment of the Cost Overrun Contingency (or applicable portion thereof), each defaulted Project Document is terminated and replaced with a Project Document in form and substance and with a counterparty reasonably approved by Spring Lane.

(g) Permits. All applicable Permits required to have been obtained for the Project shall have been obtained and shall be in full force and effect.

(h) Representations and Warranties. After giving effect to any payments to be made with the proceeds of the Cost Overrun Contingency, the representations and warranties made by DVSL and Devco herein and in all other Transaction Documents and Financing Documents shall be true and complete in all material respects as if made as of the applicable Contribution Date, except that (i) any such representations and warranties that are qualified by reference to materiality shall be true and complete in all respects, (ii) any representations made as of a specific date shall be true and correct as of such date, and (iii) neither Devco nor DVSL makes any representation with respect to any projections, other than that the projections were prepared in good faith and based on estimates which such party believes were reasonable when made and as of the applicable Contribution Date.

ARTICLE V
COVENANTS

Section 5.1 Conduct of Operations.

(a) Devco and DVSL shall each conduct its businesses and operations in accordance with Prudent Industry Practices, all applicable Laws, and the Project Documents and Financing Documents and shall use its commercially reasonable efforts to satisfy the conditions to each additional Subsequent Contribution in respect of the Project in accordance with the Project Schedule.

(b) Neither DVSL nor Devco shall conduct any business other than in connection with the Project or own any assets other than the Project.

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Section 5.2 Financial Statements. DVSL shall deliver to Spring Lane, in form and detail reasonably satisfactory to Spring Lane, the following:

(a) Without limitation of anything in the other Transaction Documents, within one hundred twenty (120) days after the close of each applicable fiscal year, audited financial statements of DVSL and its subsidiaries, if any, prepared in accordance with GAAP consistently applied. Such financial statements shall include a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts (where applicable), reported on without qualification arising out of the scope of the audit, and certified by an independent certified public accountant reasonably acceptable to Spring Lane.

(b) Within sixty (60) days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the second fiscal quarter immediately succeeding the Effective Date), unaudited quarterly financial statements of DVSL, and its subsidiaries, if any, as of the last day of such quarterly period and the related statements of income, cash flow, and shareholders’ or members’ equity (as applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form (if applicable) corresponding unaudited figures from the preceding fiscal year, all prepared in accordance with GAAP consistently applied (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures).

Section 5.3 Access to Information; Due Diligence. Devco will (a) provide Spring Lane, its respective counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, employees and personnel, books and records of DVSL, and (b) deliver to Spring Lane, its respective counsel, financial advisors, auditors, and other authorized representatives such financial and operating data and other information as such Persons may reasonably request in connection with DVSL and Devco. As part of its due diligence, Spring Lane may make such reasonable inquiries of such Persons having business relationships with Devco (including lenders, contractors, suppliers, and customers) upon reasonable prior notice to Devco, and Devco shall cooperate fully with Spring Lane in connection therewith. Conduct of Operations.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF DEVCO

Devco represents and warrants to Spring Lane that the following statements are true, complete and correct as of the Effective Date and each Contribution Date, as follows:

Section 6.1 Formation; Powers. Devco is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, has all requisite limited liability company power and authority necessary to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, each jurisdiction where such qualification is required.

Section 6.2 Authority, Enforceability. This Agreement and each other Transaction Document to which Devco is a party has been duly authorized, executed and delivered by Devco and constitutes a legal, valid and binding obligation of Devco, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity and public policy, regardless of whether considered in a proceeding in equity or at law.

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Section 6.3 No Conflict. Neither the execution and delivery by Devco of the Transaction Documents to which it is a party, nor Devco’s consummation of the transactions contemplated in the Transaction Documents, nor compliance with the terms thereof (a) conflicts with in any material respect or would constitute a default under or a material violation of the provisions of any agreement binding on Devco or any Law applicable to or binding on Devco or any Properties of Devco; (b) a default or breach under any Project Document or any Contract by which Devco or any of its Properties are bound, except as could not result in a Material Adverse Effect; or (c) other than as explicitly contemplated in a Transaction Document or a Project Document, the creation or imposition of any Lien (including any Permitted Lien) on any Property of any Transaction Party. The execution, delivery and performance by Devco of each Transaction Document to which it is a party do not require the approval or consent of any Person, which approval or consent has not been obtained.

Section 6.4 No Indebtedness or Liens. Neither Devco nor any of its Affiliates that holds any direct or indirect interests in DVSL has outstanding Liabilities affecting DVSL Interest other than as and to the extent specified in (i) an Investment Package or (ii) as separately provided in writing to Spring Lane and in any event reasonably acceptable to Spring Lane, and no DVSL Interest is subject to any Lien other than a Permitted Lien.

Section 6.5 Ownership in DVSL and Devco. Immediately prior to the Effective Date, Devco was the sole owner of all of the issued membership interests of DVSL, and no other Person has or has ever had any other interest in DVSL. Devco holds good title to the membership interests of DVSL free and clear of Liens other than Permitted Liens.

Section 6.6 Capitalization of Devco and DVSL. Other than as set forth in this Agreement, there are no subscriptions, options, warrants, or calls granted by Devco or any Affiliate of either relating to any direct interest in DVSL, including any right of conversion or exchange under any outstanding security or other instrument.

Section 6.7 Litigation and other Governmental Proceedings. There are no actions, suits, investigations or proceedings by or before any mediator, arbitrator or Governmental Authority pending or, to the knowledge of Devco, threatened in writing against (with a reasonable basis therefor) or affecting Devco or DVSL or to which Devco or DVSL is otherwise party, including in connection with any Environmental Laws, that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect with respect to any such Persons or that affect or could reasonably be expected to materially and adversely affect the transactions contemplated by any Transaction Document.

Section 6.8 No Other Rights. Other than as set forth in this Agreement or in the applicable Investment Package, none of Devco or any Affiliate thereof has any Contract, arrangement or commitment to issue or sell any of its direct or indirect ownership interests or any interest (including any voting rights) in DVSL or the Project or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from it, any of its direct or indirect ownership interests or any interest in DVSL or the Project, and no such securities or obligations are issued or outstanding other than as contemplated by this Agreement or DVSL Operating Agreement.

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Section 6.9 Foreign Assets Control Regulations and Anti-Money Laundering. Each Transaction Party and each Affiliate of Devco is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Transaction Party nor any Affiliate of Devco (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

Section 6.10 Patriot Act. Each Transaction Party and each Affiliate of Devco is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any First Contribution or Subsequent Contribution will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 6.11 Disclosure; No Material Misstatements. None of the reports, financial statements, certificates or other information furnished by Devco, Parent or their Affiliates to Spring Lane or any of its Affiliates with regard to the Parent, Devco, any Project, or DVSL in connection with the Transaction Documents, individually or taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to any projections of financial performance of the Project delivered to Spring Lane, Devco makes no representation or warranty any kind except that the projections were prepared in good faith and based on estimates which Devco believes were reasonable when made and as of each Contribution Date.

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ARTICLE VII
REPRESENTATIONS AND WARRANTIES AS TO DVSL

DVSL represents and warrants to Parent and Spring Lane on the Effective Date and, except as otherwise specified, on each Contribution Date, and giving effect to such Contribution, as follows, except to the extent otherwise expressly set forth in the Investment Package and specifically designated therein as exceptions to the representations and warranties below:

Section 7.1 Organization; Powers. DVSL is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority necessary to own its assets and to carry on its business as now conducted and as anticipated to be conducted under the Project Documents and the Financing Documents, and is qualified to do business in, and is in good standing in, each jurisdiction where such qualification is required.

Section 7.2 Authority/Ownership. The issuance of the DVSL Interests in DVSL is within DVSL’s limited liability company powers and has been duly authorized by all necessary limited liability company action. The Investment Package does not contain any materially untrue statement (it being understood that DVSL does not make any representation with respect to any projections, other than that the projections were prepared in good faith and based on estimates which DVSL believes were reasonable when made and as of each Contribution Date).

Section 7.3 Approvals; No Conflicts. Except as listed on Schedule 1 or in any Investment Package, the transactions contemplated under this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Agreement, except as have been obtained or made and are in full force and effect, or are not yet required to be obtained; (b) will not violate any Law or regulation, any Permit, the DVSL Organizational Documents or any other order of any Governmental Authority; (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon DVSL, or give rise to a right thereunder to require any payment to be made by DVSL; and (d) will not result in the creation or imposition of any Lien (including any Permitted Lien) on any real, personal, tangible or intangible property of DVSL.

Section 7.4 Financial Condition; No Material Adverse Effect.

(a) The balance sheets and financial statements for DVSL that have been delivered to Spring Lane (i) are consistent with the books and records of DVSL and have been prepared in accordance with GAAP and (ii) fairly present in all material respects the financial condition of DVSL as of the date thereof and for the period covered thereby.

(b) DVSL has no material obligations or any material current or long-term Liabilities that are not reflected in the financial statements, Financing Documents or Project Documents that have been delivered to Spring Lane, and which would be required by GAAP to be reflected therein.

Section 7.5 Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on DVSL,

(a) DVSL is in compliance with, and at all times since the Closing has complied in all material respects with, all Environmental Laws applicable to its business and to the Shared Premises.

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(b) none of DVSL nor, to the knowledge of DVSL, any other Person has, except in compliance with applicable Environmental Laws, caused or allowed any Hazardous Material to be deposited, released, stored, or disposed onto or underneath the Project Site, nor, to the knowledge of DVSL, does any condition exist at the Project Site in violation of any applicable Environmental Laws or that would reasonably be expected to give rise to any obligation on the part of DVSL or any other Transaction Party to take remedial action pursuant to any applicable Environmental Laws.

(c) DVSL has provided to Spring Lane all environmental assessment reports or environmental audits that are in its possession or control in respect of the Project Site of DVSL.

(d) to the knowledge of DVSL, DVSL’s Project Site, or owner or lessor thereof, is not subject to any proceeding, action, order, investigation or inquiry of any Governmental Authority under or related to any Environmental Law.

Section 7.6 Project Documents. DVSL has delivered true, correct and complete copies of all Project Documents and Permits to Spring Lane, each as in effect as of each Contribution Date with respect to DVSL.

Section 7.7 Compliance with Laws; Permits; Project Document; Financing Documents; Liabilities.

(a) DVSL (i) is in compliance in all material respects with all Laws applicable to it or the Project and all Project Documents, Permits and other Contracts binding upon it or its properties; (ii) possesses all Permits necessary at such time for the construction, installation, operation, maintenance and ownership of the Project, as applicable, and to perform under and realize the benefits of all of the Project Documents affecting the Project (other than any Permit as is not then issuable in the ordinary course); and (iii) otherwise to conduct its business, in each case, other than where non-compliance or non-possession could not reasonably be expected to have a Material Adverse Effect as to DVSL. No Permit materially limits or restricts DVSL from conducting its business as currently anticipated or from exercising its rights or enforcing its obligations under any Project Document.

(b) There are no Permits required under any applicable Law that are or will be required for the ownership and operation of the Project other than the Permits listed in the Investment Package delivered to Spring Lane, except where non-compliance or non-possession could not reasonably be expected to have a Material Adverse Effect as to DVSL. DVSL has no reason to believe that each such Permit will not be in full force and effect prior to the outside date, if any, specified in Section 4.2(c) for the Subsequent Funding for the Project as of the applicable Contribution Date. Each Permit required to be in effect as of a Contribution Date for the Project has been obtained and is in full force and effect. As of any Contribution Date, no Permit for the Project or DVSL is subject to any appeals or further proceedings or to any unsatisfied condition that could allow material modification or revocation that has not been disclosed in the Investment Package. All of the applications and other filings submitted to a Governmental Authority in respect of the Permits have been true, complete, and correct in all material respects.

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(c) DVSL possesses all of the Property Rights necessary or reasonably required to perform its duties and exercise and enforce its rights under the Project Documents and to conduct its business in accordance with the Project Pro Forma other than where failure to possess such rights would not have a Material Adverse Effect on DVSL.

(d) The Project Documents are in full force and effect and constitute the legal, valid and binding obligation of DVSL, and to the knowledge of DVSL, each other party thereto, enforceable in accordance with its terms. DVSL is not in breach of or default under any Project Document to which it is a party. To the knowledge of DVSL, no other Person is in breach of or default under any Project Document to which DVSL is party. DVSL is not a party to any Contract other than the Project Documents, Financing Documents and Transaction Documents to which it is party other than for any such Contracts that have been approved by Spring Lane, and a true, complete and correct copy as in effect of each the Project Documents and other such Contracts has been delivered to Spring Lane. There are no Project Documents with respect to the Project as of the applicable Contribution Date other than the Project Documents listed in the relevant Investment Package or subsequently delivered to Spring Lane in connection with the Subsequent Funding for the Project.

(e) DVSL has delivered true, correct and complete copies of all Financing Documents to Spring Lane, if any, each as in effect as of each Contribution Date with respect to DVSL.

(f) Each Financing Document applicable to the Project as of the applicable Contribution Date is in full force and effect and constitutes the legal, valid and binding obligation of DVSL and its Affiliates party thereto. No default or event of default has occurred and is continuing under any Financing Document.

(g) DVSL does not have outstanding any Liabilities other than pursuant to the Project Documents, the Financing Documents, Permits or Transaction Documents, and no Property Right of DVSL is subject to any Lien other than Permitted Liens.

(h) No material deviations from the Project Budget or the Project Schedule have occurred with respect to the Project as of the applicable Subsequent Contribution Date except as approved by Spring Lane in writing.

Section 7.8 Tax Matters. Except as set forth in Schedule 7.8:

(a) Prior to the Effective Date, DVSL was treated since its formation as a disregarded entity from its owner, Parent, for federal income tax purposes, and no elections have been filed with any applicable Governmental Authority to treat DVSL as a corporation for tax purposes.

(b) All income and other material tax returns or applicable information returns required to be filed by or with respect to DVSL or its assets have been timely filed with the applicable Governmental Authorities (giving regard to valid extensions) and all such returns are complete and accurate in all material respects. All material Taxes due and payable by or with respect to DVSL or its assets have been fully and timely paid (whether or not shown on such Tax Returns). DVSL has withheld and paid all material Taxes required to be withheld and paid by it under applicable law. All such withheld Taxes have been remitted in a timely manner to the applicable Governmental Authority (giving regard to valid extensions). No written notices have been received that any of the foregoing Tax filings have been audited or examined by any taxing authority. There are no ongoing or pending or, to the knowledge of DVSL, proposed or threatened, audits, examinations, claims, or assessments against DVSL or its assets in respect of any Tax.

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(c) None of the assets of DVSL is subject to any Liens or charges in respect of unpaid Taxes (other than Taxes that are Permitted Liens) and, to the knowledge of DVSL, no such Liens or charges have been proposed or threatened by any Governmental Authority. No extension of the statute of limitations with respect to any Taxes of or with respect to DVSL or its assets has been granted, which extension is still in effect. DVSL has not received any written notice from any jurisdiction where it has not filed Tax returns that DVSL may be required to file Tax returns in such jurisdiction. DVSL does not have a power of attorney relating to Taxes that is currently in effect, and DVSL is not a party to any tax sharing, tax indemnity or similar arrangement, other than customary tax indemnification provisions in Contracts entered into in the ordinary course of business the principal purpose of which does not relate to Taxes.

(d) DVSL does not have any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or non-U.S. Tax Law), as a transferee or successor, by contract (other than customary tax indemnification provisions in Contracts entered into in the ordinary course of business the principal purpose of which does not relate to Taxes), or otherwise pursuant to applicable Law.

(e) No rollback or similar tax clawback payments are due in connection with the Project or DVSL.

Section 7.9 Employees. DVSL has never had any employees.

Section 7.10 Properties; Title. DVSL has good and marketable title to all of its personal property, in each case, free and clear of all Liens other than Permitted Liens.

Section 7.11 Insurance. DVSL has in effect all insurance policies required under the Project Documents applicable to DVSL or in accordance with Prudent Industry Practice. DVSL is not in default in the payment of any premiums under any of the Insurance Policies or has failed to give any notice or to present any claim under any of the Insurance Policies in a due and timely fashion.

Section 7.12 Intellectual Property. DVSL owns, licenses or otherwise has the right to use, all Intellectual Property material to its business, and the use thereof by DVSL does not infringe upon the rights of any other Person.

Section 7.13 Real Property; Access.

(a) DVSL does not own, lease, sublease, occupy or otherwise have any Real Property Interest, except for the rights with respect to the proposed Project Site owned or co-owned by DVSL, or held under the Sublease and Sublease (Shared Facilities), or as described in the Investment Package. DVSL has good and marketable leasehold title to all of the Real Property purported to be leased by it, in each case, free and clear of all Liens other than Permitted Liens.

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(b) The Real Property Interests held by DVSL, including the Sublease and Sublease (Shared Facilities), provides DVSL with sufficient rights to construct, install, own, operate and maintain (including repair and replace equipment and materials) the Project and ancillary services as may be necessary to operate and maintain the Project for a period not less than the full term of each of the Sublease and Sublease (Shared Facilities).

(c) With respect to the Sublease, DVSL has obtained from the applicable Lessor, and, as applicable, any other owners, operators, or occupants of or holders of any easements or rights of way affecting the Project Site or the Project, unimpeded access to the Project Site necessary for the work contemplated by the EPC Agreement and otherwise for the development, construction, ownership, operation, and maintenance of the Project throughout the useful life of the Project.

(d) There are no physical conditions affecting the Project Site, nor any other material adverse status or condition relating to the Project Site or any portion thereof, the Sublease, or any other Real Estate Interests, that could reasonably be expected to materially delay, interfere with or impair construction or operation of the Project, or the exercise of any of DVSL’s rights under the Real Property Contracts or the performance of any obligations under the Project Documents or the Financing Documents.

(e) The installation, use, operation and maintenance of the Project at the Project Site will not conflict with or be inconsistent with the rights of any other Person, and there are no rights, encumbrances or encroachments affecting the Project Site and superior to the rights of DVSL therein that would adversely affect the use of the Project Site by DVSL for the construction, operation and maintenance of the Project.

Section 7.14 Condemnation. There are no pending or, to the knowledge of DVSL, threatened actions or proceedings to modify the zoning classification of, or to condemn or take by power of eminent domain or to otherwise impose any restraint or restriction on, all or any part of the Project or the Project Site.

Section 7.15 Notice to Proceed. “Notice to Proceed” or similar milestone has been issued by DVSL in respect of the Project.

Section 7.16 Utilities. All utility services necessary for the construction and the operation of the Project for its intended purposes are available at the Project Site or will be so available as and when required upon commercially reasonable terms.

Section 7.17 Subsidiaries. DVSL has no subsidiaries.

Section 7.18 Third Party Reports. No information provided by DVSL or its Affiliates to any Person in connection with the preparation of any report required to be delivered to Spring Lane hereunder, including to the Independent Engineer, contains any material misstatement of fact or omits to state any material fact necessary to make such information not misleading; provided that DVSL makes no representation as to any information consisting of or to the extent based upon projections of future performance, other than that the projections were prepared in good faith and based upon estimates which DVSL believes were reasonable when made and as of each Contribution Date.

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Section 7.19 Disclosure; No Material Misstatements. None of the reports, financial statements, certificates or other information prepared by DVSL and furnished to Spring Lane, or any of its Affiliates, in connection with DVSL or the Project, and Spring Lane’s due diligence in respect thereof, including the portions of the Investment Package prepared by or on behalf of DVSL (collectively, “Materials”), individually or taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to any element of the Materials consisting of or to the extent relying upon projections, DVSL makes no representation of any kind except that the projections were prepared in good faith and based on estimates which DVSL believes were reasonable when made and as of each Contribution Date.

Section 7.20 Litigation and other Governmental Proceedings. There are no actions, suits, investigations or proceedings by or before any mediator, arbitrator or Governmental Authority pending or, to the knowledge of DVSL, threatened in writing against, or to which DVSL is party or otherwise affecting DVSL, including in connection with any Environmental Laws, which, in each such case, if adversely determined, could be reasonably likely to result in a Material Adverse Effect.

Section 7.21 No Other Rights. Other than as set forth in this Agreement or in the applicable Investment Package, none of Parent, Devco or DVSL has any Contract, arrangement or commitment to issue or sell any of its ownership interests or any interest (including any voting rights) in DVSL or the Project or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from it, any of its ownership interests or any interest in DVSL or the Project.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES AS TO INVESTORS

Section 8.1 Spring Lane. Spring Lane represents and warrants to the Parties as of the Effective Date and, except as otherwise provided below, as of each Contribution Date, as follows:

(a) Organization; Powers. Spring Lane is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to carry on its business as such business is now conducted, and as proposed to be conducted.

(b) Authority; Enforceability. Spring Lane has full power and authority to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by Spring Lane of the Transaction Documents to which it is a party and the consummation by Spring Lane of the transactions contemplated thereby have been duly authorized by all necessary action required on the part of Spring Lane. This Agreement and each other Transaction Document to which Spring Lane is a party have been duly authorized, executed and delivered by Spring Lane. This Agreement and each Transaction Document to which Spring Lane is a party constitutes the valid and binding obligation of Spring Lane, enforceable against Spring Lane in accordance with its terms except as such terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally; or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

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(c) No Violation. The execution, delivery and performance by Spring Lane of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not (a) violate or conflict with any provision of the governance documents of Spring Lane; (b) violate or require any filing or notice under any provision or requirement of any federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Authority applicable to Spring Lane; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under, any agreement or instruments to which it is a party or by which any of its assets are bound; or (d) result in the creation or imposition of any Lien (including any Permitted Lien), in each case, which violation, breach, default or Lien would materially adversely affect its ability to perform its obligations under the Transaction Documents to which it is a party.

(d) Litigation. There are no claims, actions, suits, investigations or proceedings (including any arbitration proceeding) of any nature, at law or in equity, pending or, to the knowledge of Spring Lane, threatened in writing by (with a reasonable basis therefor) or against Spring Lane, or to which Spring Lane is party the directors, officers, employees, agents of Spring Lane, or any of their Affiliates that is reasonably likely to materially adversely affect Spring Lane’s ability to execute, deliver and perform each Transaction Document to which it is a party and consummate the transactions contemplated thereby.

(e) No Consents or Approvals. There is no requirement applicable to Spring Lane to make any filing with, or to obtain the consent or approval of any Person as a condition to the execution, delivery and performance of the Agreement and each Transaction Document to which it is a party or the consummation of the transactions contemplated thereby that has not yet been obtained.

(f) Financial Capacity. Spring Lane as of the Effective Date has, and will have at all times prior to the Capital Commitment Expiration Date, the financial capacity to pay and perform its obligations under this Agreement, and to make all Contributions contemplated hereby and to otherwise fund the Spring Lane Commitment (assuming, for the purposes of this representation, that all conditions to each Contribution are satisfied or waived).

(g) Sophisticated Investor; Diligence. Spring Lane has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in DVSL and its investment in the Project, and is able to bear the economic risk of such investments for an indefinite period of time. Without limitation of Spring Lane’s rights and remedies in connection with this Agreement and the other Transaction Document, Spring Lane has had the opportunity conduct due diligence and to ask questions of its own counsel and of the Parent Parties concerning the Parent Parties and terms and conditions of the transactions contemplated hereby and in each Transaction Document and is satisfied with the results of such diligence and the responses received in respect of such questions. Without derogation of any representation of DVSL herein, based on the foregoing diligence and in reliance on DVSL’s representations and warranties herein, Spring Lane has adequate knowledge regarding all aspects of the business of DVSL (including its operations, condition (financial or otherwise), cash flows, assets, liabilities, and prospects) as well as information which is sufficient in all respects to make an informed decision to enter into the transactions contemplated by the Transaction Documents and, subject to the terms and conditions applicable thereto, to make Contributions. Spring Lane is aware that the Class B Membership Interests are subject to the restrictions on transfer imposed by the DVSL Operating Agreement and the state and Federal securities laws of the United States.

(h) Securities Laws Compliance. Spring Lane is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended from time to time (the “Securities Act”). The Class B Membership Interests to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of such Class B Membership Interests or other securities in DVSL acquired by Spring Lane from time to time (the “Spring Lane Securities”) in a transaction that would violate the Securities Act or the securities laws of any state of the United States of America or any other applicable jurisdiction. Spring Lane acknowledges and agrees: (A) that the Class B Membership Interests have not been registered under any Securities Act because DVSL is issuing the Class B Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering and, therefore, the Class B Membership Interests cannot be resold unless they are registered under the Securities Acts or unless an exemption from registration is available, (B) that DVSL has relied upon the fact that the Class B Membership Interests are to be held by Spring Lane for investment purposes only and (C) that the exemptions under the Securities Acts which permit DVSL to sell the Class B Membership Interests to Spring Lane will not be available if the Spring Lane Securities are acquired by a person who purchases its interests in DVSL with a view to distribution. Accordingly, Spring Lane hereby represents, warrants and covenants to DVSL that any subsequent transfer of Class B Membership Interests or after acquired interests, regardless of the manner of sale, to any affiliate or any other person, will be made strictly in compliance with DVSL Operating Agreement, the Securities Act and all other applicable securities laws.

(i) Patriot Act. Spring Lane is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of any Contribution was obtained directly or indirectly by the making of any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 8.2 Parent. Parent represents and warrants to the Parties as of the Effective Date and, except as otherwise provided below, as of each Contribution Date, as follows:

(a) Organization; Powers. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite limited liability company power and authority to carry on its business as such business is now conducted, and as proposed to be conducted.

(b) Authority; Enforceability. Parent has full power and authority to execute and deliver each Transaction Document to which it is a party and to consummate the transactions contemplated thereby. The execution and delivery by Parent of the Transaction Documents to which it is a party and the consummation by Parent of the transactions contemplated thereby have been duly authorized by all necessary action required on the part of Parent. This Agreement and each other Transaction Document to which Parent are a party have been duly authorized, executed and delivered by Parent. This Agreement and each Transaction Document to which Parent is a party constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms except as such terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally; or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

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(c) No Violation. The execution, delivery and performance by Parent of this Agreement and each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby do not and will not (a) violate or conflict with any provision of the governance documents of Parent; (b) violate or require any filing or notice under any provision or requirement of any federal, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any Governmental Authority applicable to Parent; (c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under, any agreement or instruments to which it is a party or by which any of its assets are bound; or (d) result in the creation or imposition of any Lien (including any Permitted Lien), in each case, which violation, breach, default or Lien would materially adversely affect its ability to perform its obligations under the Transaction Documents to which it is a party.

(d) Litigation. There are no claims, actions, suits, investigations or proceedings (including any arbitration proceeding) of any nature, at law or in equity, pending or, to the knowledge of Parent, threatened in writing by (with a reasonable basis therefor) or against Parent, or to which Parent is party the directors, officers, employees, agents of Parent, or any of their Affiliates that is reasonably likely to materially adversely affect Parent’s ability to execute, deliver and perform each Transaction Document to which it is a party and consummate the transactions contemplated thereby.

(e) No Consents or Approvals. There is no requirement applicable to Parent to make any filing with, or to obtain the consent or approval of any Person as a condition to the execution, delivery and performance of the Agreement and each Transaction Document to which it is a party or the consummation of the transactions contemplated thereby that has not yet been obtained.

(f) Financial Capacity. Parent, as of the Effective Date has, and will have at all times prior to the Capital Commitment Expiration Date, the financial capacity to pay and perform its obligations under this Agreement, and to make all Contributions contemplated hereby and to otherwise fund the Parent Commitment (assuming, for the purposes of this representation, that all conditions to each Contribution are satisfied or waived).

(g) Sophisticated Investor; Diligence. Parent has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in DVSL and its investments in the Project, and is able to bear the economic risk of such investments for an indefinite period of time. Without limitation of Parent’s rights and remedies in connection with this Agreement and the other Transaction Documents. Parent has had the opportunity conduct due diligence and to ask questions of its own counsel and of the Parent Parties concerning the Parent Parties and terms and conditions of the transactions contemplated hereby and in each Transaction Document and is satisfied with the results of such diligence and the responses received in respect of such questions. Without derogation of any representation of DVSL herein, based on the foregoing diligence and in reliance on DVSL’s representations and warranties herein, Parent has adequate knowledge regarding all aspects of the business of DVSL (including its operations, condition (financial or otherwise), cash flows, assets, liabilities, and prospects) as well as information which is sufficient in all respects to make an informed decision to enter into the transactions contemplated by the Transaction Documents and, subject to the terms and conditions applicable thereto, to make Contributions. Parent is aware that the Class B Membership Interests are subject to the restrictions on transfer imposed by the DVSL Operating Agreement and the state and Federal securities laws of the United States.

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(h) Securities Laws Compliance. Parent is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Class B Membership Interests to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of such Class B Membership Interests or other securities in DVSL acquired by Parent from time to time (the “Parent Securities”) in a transaction that would violate the Securities Act or the securities laws of any state of the United States of America or any other applicable jurisdiction. Parent acknowledges and agrees: (A) that the Class B Membership Interests have not been registered under any Securities Act because DVSL is issuing the Class B Membership Interests in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering and, therefore, the Class B Membership Interests cannot be resold unless they are registered under the Securities Acts or unless an exemption from registration is available, (B) that DVSL has relied upon the fact that the Class B Membership Interests are to be held by Parent for investment purposes only and (C) that the exemptions under the Securities Acts which permit DVSL to sell the Class B Membership Interests to Parent will not be available if the Parent Securities are acquired by a person who purchases its interests in DVSL with a view to distribution. Accordingly, Parent hereby represents, warrants and covenants to DVSL that any subsequent transfer of Class B Membership Interests or after acquired interests, regardless of the manner of sale, to any affiliate or any other person, will be made strictly in compliance with DVSL Operating Agreement, the Securities Act and all other applicable securities laws.

(i) Patriot Act. Parent is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of any Contribution was obtained directly or indirectly by the making of any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

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ARTICLE IX
INDEMNIFICATION

Section 9.1 Indemnification.

(a) Indemnification by Parent. Subject to the terms and conditions of this Article IX, Parent (the “Parent Indemnifying Party”) shall indemnify, defend, reimburse and hold harmless Spring Lane, and its Affiliates, and its and their respective officers, directors, managers, direct and indirect owners, employees, attorneys, contractors and agents (collectively, the “Investor Indemnified Parties”), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, Taxes, penalties, costs and expenses (including reasonable attorneys’ fees and expenses, including such fees and expenses at trial and on any appeal), of any nature whatsoever (collectively, the “Investor Indemnified Costs”), asserted against, resulting from, imposed upon, or incurred by any or all of Investor Indemnified Parties, by reason of or resulting from or in connection with the breach of the representations, warranties, covenants, obligations or other agreements made by Devco, DVSL or Parent in this Agreement (collectively, “Investor Indemnified Claims”).

(b) Indemnification by Investors. Subject to the terms and conditions of this Article X, Spring Lane (for purposes of this Article IX, Spring Lane, an “Investor Indemnifying Party”, as the case may be, shall indemnify, defend, reimburse and hold harmless Parent, DVSL and Devco and their respective Affiliates, and their respective officers, directors, managers, direct and indirect owners, employees, attorneys, contractors and agents (collectively, the “Parent Indemnified Parties”; and together with Investor Indemnified Parties, the “Indemnified Parties”), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, Taxes, penalties, costs and expenses (including reasonable attorneys’ fees and expenses, including such fees and expenses at trial and on any appeal), of any nature whatsoever (collectively, the “Parent Indemnified Costs”; and together with Investor Indemnified Costs, the “Indemnified Costs”), asserted against, resulting from, imposed upon, or incurred by any or all of the Parent Indemnified Parties, by reason of or resulting from or in connection with the breach by Spring Lane in any capacity of the representations, warranties, covenants, obligations or other agreements made by Spring Lane in this Agreement, (collectively, “Parent Indemnified Claims”; and together with Investor Indemnified Claims, the “Indemnified Claims”).

(c) Cap. Notwithstanding anything to the contrary herein, except in the case of fraud, (i) in no event shall Parent Indemnifying Party pay or be liable for Investor Indemnified Costs in excess of an amount equal to one hundred percent (100%) of the aggregate amount of all Contributions actually made by Spring Lane, and (ii) in no event shall Investor Indemnifying Party pay or be liable for Parent Indemnified Costs in excess of an amount equal to one hundred percent (100%) of the aggregate amount of all Contributions actually made by Parent.

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Section 9.2 Third Party Claims.

(a) Notice of Claim. Within fifteen (15) days after obtaining actual knowledge of a Third Party Claim in respect of which an Indemnified Party may seek indemnification under Section 9.1, such Indemnified Party shall give written notice of the claim to the Indemnifying Party (“Indemnification Notice”). The Indemnification Notice shall state, to the extent known, the nature, basis and status of the Third Party Claim and the amount of the Indemnified Costs claimed. Any failure to deliver an Indemnification Notice to the Indemnifying Party with respect to a Third Party Claim shall not relieve the Indemnifying Party from its obligations to the Indemnified Party under this Article IX, other than to the extent the failure to give timely notice results in an increase in the amount of the Indemnified Costs included in the Indemnified Claim.

(b) Defense by the Indemnifying Party. The Indemnifying Party shall be entitled to participate in and, subject to Section 9.2(c), to assume the defense of, any Third Party Claim for which an Indemnified Party intends to seek indemnification, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided, that such claim shall be investigated and defended, and such counsel shall be retained, at the Indemnifying Party’s sole expense and, provided, further, that the Indemnified Party shall continue to be entitled to participate in such defense with counsel of its choice at its sole cost and expense unless otherwise specified in this Article IX. Prior to assuming the defense of any Third Party Claim, the Indemnifying Party shall give the Indemnified Party written notice of its election to defend or settle a Third Party Claim (“Defense Election”) within thirty (30) days of receiving an Indemnification Notice with respect to such claim. The Indemnified Party shall cooperate to the extent commercially reasonable with the Indemnifying Party in connection with any defense or negotiation of any such action or claim by the Indemnifying Party. The Indemnifying Party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect to the Third Party Claim.

(c) Defense by the Indemnified Party. Notwithstanding the foregoing, in the event that (i) the Indemnifying Party advises an Indemnified Party that the Indemnifying Party will not contest a claim for indemnification hereunder; or (ii) the Indemnifying Party fails to notify the Indemnified Party within thirty (30) days of receipt of an Indemnification Notice, in writing, of its election to defend, settle or compromise, at its sole cost and expense, any such Third Party Claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such Third Party Claim in each case, and all reasonable costs and expenses thereof shall constitute Indemnified Claims hereunder, except to the extent the gross negligence or willful misconduct of the Indemnified Party increased the amount of such Third Party Claim. Unless and until the Indemnifying Party delivers a Defense Election to the Indemnified Party, the Indemnifying Party shall be liable for the Indemnified Party’s reasonable costs and expenses arising out of the defense, settlement or compromise of any Third Party Claim subject to indemnification hereunder.

(d) No Settlement Without Consent. The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding in respect of a Third Party Claim effected without its written consent; provided, that the Indemnifying Party shall not unreasonably withhold such consent. Notwithstanding anything in this Section 9.2 to the contrary, the Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of judgment in respect thereof that does not include, as an unconditional term of such settlement, the full and complete release of the Indemnified Party.

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Section 9.3 Indemnification Payments. Payments for Indemnified Claims shall be made within ten (10) Business Days (a) after the Indemnifying Party receives notice of the claim or, if later, after resolution of any dispute in respect of the claim in the case of claims under Section 9.1; and (b) promptly after the amount of the claim is (i) finally determined by a court of competent jurisdiction; (ii) agreed upon in a settlement agreement or other compromise with the claimant; or (iii) agreed upon by the Indemnifying Party and the Indemnified Parties, in the case of Third Party Claims under Section 9.2. All payments made pursuant to this Section 9.3 shall be paid by the obligor in immediately available funds.

Section 9.4 Tax Treatment. Any indemnification payment under this Article IX shall be treated as a nontaxable return of capital to the Indemnified Party for federal income tax purposes unless otherwise required by applicable law. To the extent any indemnification payment made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to this Article IX is not treated as a nontaxable return of capital for Tax purposes and instead, is includable as income of the Indemnified Party, the amount of such payment shall be increased by the amount of any federal and applicable state income Tax required to be paid by the Indemnified Party or its Affiliates on the receipt or accrual of such indemnification payment, including, for this purpose, the amount of any such federal and applicable state income Tax required to be paid by the Indemnified Party on the receipt or accrual of the additional amount required to be added to such payment pursuant to this Section 9.4, assuming the full deductibility of such state income taxes for federal income tax purposes, and shall be computed net of any federal or applicable state income tax benefit realized by the Indemnified Party (whether by refund, credit against or reduction in federal or state income Taxes otherwise payable) in the year the Indemnified Costs were incurred or paid (or an earlier year) arising from the incurrence or payment of any such Indemnified Costs. For purposes of the preceding sentence, a Tax benefit realized is a Tax benefit to the extent that it actually results in, or with commercially reasonable steps capable of being taken by the Indemnified Party would actually result in, a refund of, or actual reduction in, Tax.

Section 9.5 Indemnified Party Negligence or Misconduct; Breach. No Indemnified Party shall be indemnified for the Indemnified Costs suffered by such Person to the extent that such Indemnified Costs are attributable to the gross negligence or willful misconduct of such Person or the breach by Parent, Devco or DVSL, or Spring Lane, of its obligations under the Transaction Documents.

Section 9.6 No Consequential Damages. Indemnified Costs are limited to direct and actual damages, and shall not include, and no Indemnifying Party shall have any obligation to pay any Indemnified Party for or in respect of any punitive, consequential damages (other than actual or direct damages) or exemplary damages of any nature (inclusive of lost profits), other than for any such damages that are included in a Third Party Claim. The Indemnified Costs shall be the exclusive legal remedy in respect of Indemnified Claims, other than in connection with the fraud or willful misconduct of a Party, which shall not be subject to such limitations.

ARTICLE X
MISCELLANEOUS

Section 10.1 Amendments. Any amendment, modification, supplement to, or waiver of any provision of this Agreement may be made only by a written agreement of all of the Parties.

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Section 10.2 Notices. All notices or other communications required or permitted to be given under this Agreement shall, subject to the provisions of this Section 11.2, be in writing and shall be considered as properly given (a) if delivered in person; (b) if sent by internationally recognized delivery service; or (c) if sent by electronic mail. Notice given by electronic mail will be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted before 5:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day. Any party shall have the right to change its address for notice hereunder to any other location by giving ten (10) days prior written notice to the other parties in the manner set forth herein. Notices required to be given hereunder shall be delivered to the following addresses:

If to Devco:

Soluna DV Devco, LLC

325 Washington Ave. Extension

Albany, NY 12205

Attn: CFO

Phone: *******

Email: DVnotice@soluna.io

If to DVSL:

Soluna DVSL ComputeCo, LLC

325 Washington Ave. Extension

Albany, NY 12205

Attn: CFO

Phone: ***********

Email: DVnotice@soluna.io

If to Parent:

Soluna Holdings, Inc.

325 Washington Ave. Extension

Albany, NY 12205

Attn: CFO

Phone: ***********

If to Spring Lane:

Soluna SLC Fund I Projects Holdco, LLC

175 Portland Street

3rd Floor

Boston, MA 02114

Attention: *********

Email: ************

with a copy to (which shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: *************

Emails: **************

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Section 10.3 Binding Effect; Assignment. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of DVSL, Devco, Parent and Spring Lane and their respective successors and permitted assigns. In no event shall any party hereto assign this Agreement other than (i) in connection with any permitted assignment under the DVSL Operating Agreement, (ii) as collateral pursuant to the Financing Documents, or (iii) with the prior written consent of the other parties hereto.

Section 10.4 No Finder’s Fees. For the avoidance of doubt, Spring Lane shall not have any direct liability for any commission or compensation in the nature of a finder’s or broker’s fee payable by Devco or any of its Affiliates in respect of the Project, and all such fees shall be included in the Project Budgets.

Section 10.5 Entire Agreement. This Agreement, together with all schedules and exhibits hereto and the other Transaction Documents, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties, written or oral, with respect to the subject matter hereof.

Section 10.6 Delay and Waiver. Except as provided herein, no delay or omission to exercise any right, power or remedy accruing to Party hereunder or under any other Transaction Document shall impair any such right, power or remedy of the Party, nor shall it be construed to be a waiver of any breach or default, or an acquiescence thereof, nor shall any waiver of any single default or other breach be deemed a waiver of any other default or other breach. Any waiver, indulgence, permit, consent or approval of any kind or character by a Party of any event of default or breach under this Agreement or any other Transaction Document, or any waiver by a Party of any provision or condition of this Agreement or any other Transaction Document, must be in a writing expressly referencing this Agreement and shall be effective only to the extent in such writing specifically set forth.

Section 10.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 10.8 Governing Law; Jurisdiction and Service of Process.

(a) Any dispute or other matter arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

37

(b) Each of the parties irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and of any federal court located in the Southern District of New York, in each case located in Manhattan, in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated herein, agrees to waive any objection to venue in the State and County of New York. To the extent permitted by law, service of process in connection with any such proceeding may be effected by mailing in the same manner provided in Section 11.2 or by any other manner prescribed or permitted by Applicable Law.

(c) Each party irrevocably waives any and all right to trial by jury in any action or proceeding arising out of or in connection with this Agreement.

Section 10.9 Payment of Fees and Costs.

(a) DVSL shall reimburse Spring Lane or pay directly the reasonable and documented third party and out-of-pocket fees and costs incurred by Spring Lane and its Affiliates, including the legal fees and expenses of counsel for Spring Lane, related to drafting and negotiating this Agreement, the DVSL Operating Agreement and the Project Documents.

(b) DVSL shall reimburse Spring Lane the reasonable and documented third party and out-of-pocket fees and costs incurred by Spring Lane and its Affiliates in connection with the due diligence of the Project up to $50,000 or as otherwise agreed upon in writing between Spring Lane and Parent. Such reimbursement shall be paid by the Company to Spring Lane, or an Affiliate designated by Spring Lane, on the date that the First Contribution is made by any Member and shall be deemed a Project Cost and shall be included in the Project Budget.

Section 10.10 Patriot Act.

(a) Spring Lane hereby notifies DVSL and Devco that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each Transaction Party, and each affiliate thereof, which information includes the name and address of each such Person, and other information that will allow Spring Lane to identify each Transaction Party in accordance with the Patriot Act, and DVSL and Devco shall cooperate upon Spring Lane’s request to promptly provide such information.

(b) Company hereby notifies Spring Lane that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies each of Spring Lane and each affiliate thereof, which information includes the name and address of each such person, and other information that will allow DVSL to identify each such person in accordance with the Patriot Act, and Spring Lane shall cooperate upon DVSL’s request to promptly provide such information.

Section 10.11 Further Assurances. Each party shall promptly execute, deliver, file, or record such agreements, instruments, certificates and other documents and to do and perform such other and further acts and things as any other party may reasonably request or as may be otherwise necessary or proper to consummate the transactions contemplated hereby and to carry out the purposes and provisions of this Agreement.

Section 10.12 Counterpart; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which may be delivered by facsimile transmission or electronically in .PDF format and each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Delivery of an electronic counterpart shall be effective as manual delivery thereof.

Section 10.13 Termination; Form of Project Documents. This Agreement shall terminate automatically without any action required by any Party, if the Parties do not agree upon the forms of all agreements and documents contemplated hereby (including, without limitation, the form of Shared Facilities Agreement, the form of Administrative Services Agreement, EPC agreement, O&M contract and each other agreement contemplated thereunder, and the project O&M agreement and EPC agreement), within forty-five (45) days after the date hereof. Such forty-five (45) day period may be extended by mutual written agreement between the Parties. The Parties shall use commercial reasonable best efforts to agree upon a form of Administrative Services Agreement and a form of Shared Facilities Agreement, which shall be attached as Exhibit B and Exhibit C hereto, respectively, and all agreements and documents contemplated thereby. This Agreement may also be terminated upon mutual written consent of the Parties at any time prior to the Capital Commitment Expiration Date.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Contribution Agreement as of the date first written above.

Soluna DVSL ComputeCo, LLC

By:

By:
Name:
Title:

[Signature Page to Amended and Restated Contribution Agreement]

Soluna DV Devco, LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Contribution Agreement]

Soluna Holdings, Inc.

By:
Name:
Title:

[Signature Page to Amended and Restated Contribution Agreement]

Soluna SLC Fund I Projects Holdco, LLC

By:

By:
Name:
Title:

[Signature Page to Amended and Restated Contribution Agreement]

EXHIBIT A

Form of Contribution Request

CONTRIBUTION REQUEST

(Delivered pursuant to Section 2.2(e) of the Amended and Restated Contribution Agreement)

Date: [              ]

Requested Contribution Date: [           ]

[__________]

c/o [ ]
[ADDRESS]
[CITY, STATE ZIP]
Attn:
Email:

Re: Soluna DVSL ComputeCo, LLC – Contribution Request

This Contribution Request is delivered to you pursuant to that certain Amended and Restated Contribution Agreement dated as of February ___, 2023 (the “Contribution Agreement”) by and among Soluna DV Devco, LLC, a Delaware limited liability company (“Devco”), Soluna Holdings, Inc., a Nevada corporation (“Parent”), Soluna DVSL ComputeCo, LLC, a Delaware limited liability company (“DVSL”), and Soluna SLC Fund I Projects Holdco, LLC, a Delaware limited liability company (“Spring Lane”, and together with Devco, Parent and DVSL, the “Parties”). Capitalized terms used but not otherwise defined in this Contribution Request shall have the meaning assigned to such terms in the Contribution Agreement, and the terms and provisions of Section 1.2 of the Contribution Agreement shall apply as though set forth herein.

[DVSL / The Requisite Class B Members] submit[s] this Contribution Request pursuant to Section 2.2(e) of the Contribution Agreement.

1.	The date of the requested Subsequent Contribution is [________][1].

2.	The aggregate amount of the Subsequent Contribution is [$________].

3.	The proceeds of the proposed Subsequent Contribution will be applied to the Project Costs of the Project [and if to Project Costs that are Approved Expenses, the amount of such Approved Expenses to be paid from the requested Subsequent Contribution is $[______], as set forth below in an amount (consistent with the timing and source of funds of such reimbursement as previously agreed between Spring Lane and Devco) not to exceed, in the aggregate, the Development Reimbursement].

1 NTD: Date must be at least [10] business days after the date of the Contribution Request.

Exhibit A-1

______________________________________________

______________________________________________

______________________________________________

______________________________________________

______________________________________________

______________________________________________

4.	We request that [______] disburse the proceeds of the Subsequent Contribution to the following payees in the following amounts:

Payee:

Payees’ Address:

Credit

Name of Account

Amount:

Bank:

ABA:

Account #:

The undersigned further confirms and certifies to [_____] that, as of the date of the requested Subsequent Contribution:

(a) The conditions precedent to this Subsequent Contribution set forth in Section 4.2 of the Contribution Agreement have been satisfied or waived in accordance with the terms thereof.2

(b) The proceeds of the proposed Subsequent Contribution will be applied to pay Project Costs in accordance with the Project Budget, and if to Project Costs that are Approved Expenses, shall be applied in a manner consistent with the timing and sources of funds for such reimbursements as previously agreed between Spring Lane and Devco, and shall be in an amount not to exceed, in the aggregate, the Development Reimbursement.

(c) [No portion of the proposed Subsequent Contribution shall be used or applied in respect of any Cost Overrun Contingency. / The proceeds of the proposed Subsequent Contribution shall be used in respect of a Cost Overrun Contingency, and all of the conditions precedent set forth in Section 4.3 of the Contribution Agreement have been fully satisfied by or waived in accordance with the terms thereof.]

(d) The amount of the proposed Subsequent Contribution, when aggregated with all other Capital Contributions made under the Contribution Agreement, does not exceed the Parent Commitment and the Spring Lane Commitment. The amount of the proposed Subsequent Contribution, when aggregated with all other Capital Contributions made under the Contribution Agreement, does not exceed the Parent Commitment and the Spring Lane Commitment. The amount of the proposed Subsequent Contribution, when aggregated with all other Capital Contributions made under the Contribution Agreement, does not exceed the Parent Commitment and the Spring Lane Commitment.

[Signature page follows.]

2 NTD: Any subsequent contribution, including with respect to cost overrun contingencies, should require that all conditions precedents are met, unless waived.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned have caused this Contribution Request to be executed and delivered as of the date first above written.

Soluna DVSL ComputeCo, LLC

By:
Name:
Title:

Exhibit A-3

EXHIBIT B

FORM OF ADMINISTRATIVE SERVICES AGREEMENT

[See Attached]

Exhibit B -1

EXHIBIT C

FORM OF SHARED FACILITIES AGREEMENT

Exhibit C -1

SCHEDULE 1

Closing Consents

1.	Consent of under the Securities Purchase Agreement dated as of October 20, 2021 between Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated) and each purchaser identified on the signature pages thereto, as amended, supplemented or otherwise modified from time to time, and the secured convertible note issued thereunder.

SCHEDULE 2

Insurance

Parent, Devco and SLC Computing Company Insurance – Construction and Operation Period

Parent, Devco and SLC Computing Company, to the extent applicable, will each obtain insurance for itself and each of its Affiliates coverage with responsible insurance providers (as evidenced by an AM best rating of A- I VIII or better) on terms and in amounts sufficient to comply with all Project Documents and any Project Documents and Financing Documents. All policies that are written on a claims made form must be maintained by for at least five (5) years following the termination of this Agreement. The insurance coverage for each shall include, at a minimum but not be limited to, the following:

(a) Workers’ Compensation. Workers’ compensation insurance in compliance with appropriate federal and state laws, and employers liability insurance with limit of not less than $1,000,000 per accident or disease for each employee;

(b) Property Insurance – property insurance in an amount not less than the full replacement cost of all property owned by SLC Computing Company or its Affiliates under commercially reasonable terms and deductibles.

(c) Commercial General Liability.

With respect to construction: Commercial general liability insurance, occurrence form, including, but not limited to, contractual coverage for all of the provisions of this Agreement, with limits of not less than $1,000,000 per occurrence with a $2,000,000 aggregate; and

With respect to operations: Commercial general liability insurance, occurrence form, including, but not limited to, contractual coverage for all of the provisions of this Agreement, with limits of not less than $1,000,000 per occurrence with a $2,000,000 aggregate;

(d) Automobile Liability. On or prior to the commencement of operations, automobile liability insurance, including vehicles owned, hired and non-owned, with a combined single limit of not less than $1,000,000 per accident;

(e) Excess Liability. Excess liability insurance, umbrella form, shall carry coverage in excess of the limits provided for in the above policies except employer’s liability, with a limit of not less than (i) during construction, $10,000,000 and (ii) during operations, $5,000,000;

(f) Builder’s Risk. In an amount at least equal to $57,363,601, which shall cover the Project as well as the project owned by Soluna DV ComputeCo, LLC, with deductible periods and term to be agreed.

(g) Director’s and Officer’s. Coverage in an amount and on terms agreed upon by Spring Lane and Parent in writing.

.

(h) Errors and Omissions. To be provided by the EPC Contractor in amounts to be determined by the Soluna’s insurance advisors.

(i) Title Insurance. Coverage in an amount and on terms agreed upon by Spring Lane and Parent in writing.

(j) Cybersecurity. Coverage in an amount and on terms agreed upon by Spring Lane and Parent in writing and to the extent available on commercial reasonable terms.

Schedule 7.8

Tax Matters

None.